Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ALKERMES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	23-2472830
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

ALKERMES, INC.
88 SIDNEY STREET
CAMBRIDGE, MASSACHUSETTS 02139-4234
TELEPHONE: (617) 494-0171
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ALKERMES, INC. 1999 STOCK OPTION PLAN
(Full title of the plan)

Richard F. Pops
Chief Executive Officer
ALKERMES, INC.
88 Sidney Street
Cambridge, Massachusetts 02139-4234
Telephone: (617) 494-0171
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jennifer L. Miller, Esquire
Ballard Spahr Andrews & Ingersoll, LLP
1735 Market Street, 51st Floor
Philadelphia, Pennsylvania 19103
Telephone: (215) 864-8619

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price Per	Aggregate Offering	Amount of
to be Registered	Registered(1)	Share(2)	Price(2)	Registration Fee

Common Stock, Par value $.01 per share	1,500,000	$12.58	$18,870,000	$1,526.58

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall also be deemed to cover an indeterminate number of additional shares of Common Stock issuable in the event the number of outstanding shares of the Company is increased by split-up, reclassification, stock dividend and the like.

(2)	Estimated solely for the purpose of calculating the registration fee. In accordance with Rule 457(h), the price shown is based upon the average of the high and low price of the Company’s Common Stock on July 16, 2003, $12.58, as reported on the Nasdaq National Market for securities of the same class as those to be offered.

PART II — INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Certain Documents by Reference.
Item 5. Interests of Named Experts and Counsel.
Item 8. Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-5 OPINION OF BALLARD SPAHR ANDREWS & INGERSOLL
EX-23.2 CONSENT OF DELOITTE & TOUCHE LLP
EX-23.3 CONSENT OF ERNST & YOUNG LLP

               Part I and Items 4, 6, 7 and 9 of Part II of Alkermes, Inc.’s Registration Statement on Form S-8 (File No. 333-89573) are incorporated by reference herein pursuant to Instruction E of Form S-8.

PART II — INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

               The following documents filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) by Alkermes, Inc. (the “Company”) (File No. 1-14131) or pursuant to the Securities Act of 1933, as amended (the “Securities Act”) are incorporated herein by reference:

(a)	Annual Report on Form 10-K for the fiscal year ended March 31, 2003;

(b)	Item 1 of Registration Statement of the Company on Form 8-A dated June 28, 1991, as amended by a Registration Statement of the Company on Form 8-A/A dated January 17, 1997; and

(c)	Item 1 of Registration Statement of the Company on Form 8-A dated May 2, 2003.

               All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the termination of the offering, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interests of Named Experts and Counsel.

               Morris Cheston, Jr., Esquire, Secretary of the Company and Jennifer L. Miller, Esquire, Secretary of Alkermes Investments, Inc., a wholly-owned subsidiary of Alkermes, Inc., are both partners in the law firm of Ballard Spahr Andrews & Ingersoll, LLP which has given an opinion passing upon the validity of the securities being registered hereby.

Item 8. Exhibits.

4.1	Specimen of Common Stock Certificate of Alkermes, Inc. (Incorporated by reference to Exhibit 4 to the Registrant’s Registration Statement on Form S-1 as amended (File No. 33-40250)).

4.2	Specimen of Non-Voting Common Stock Certificate of Alkermes, Inc. (Incorporated by reference to Exhibit 4.4 to the Registrant’s Report on Form 10-K for the fiscal year ended March 31, 1999).

4.3	Specimen of 2002 Preferred Stock Certificate of Alkermes, Inc. (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on December 13, 2002).

4.4	Indenture, dated as of February 18, 2000, between Alkermes, Inc. and State Street Bank and Trust Company, as Trustee (3.75% Subordinated Notes). (Incorporated by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form S-3, as amended (File No. 333-31354)).

4.5	Form of Indenture between Alkermes, Inc. and State Street Bank and Trust Company, as Trustee (6.52% Senior Notes). (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-101464)).

4.6	Rights Agreement, dated February 7, 2003, as amended, between Alkermes, Inc. and EquiServe Trust Co., N.A., as Rights Agent. (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A filed on May 2, 2003).

5	Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the legality of the securities to be offered.

23.1	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included as part of Exhibit 5).

23.2	Independent Auditors’ Consent of Deloitte & Touche LLP.

23.3	Consent of Independent Auditors of Ernst & Young LLP.

24	Power of Attorney (included in signature page).

99	Alkermes, Inc. 1999 Stock Option Plan, as amended (Incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002).

SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on July 21, 2003.

ALKERMES, INC.

By	/s/ Richard F. Pops

Richard F. Pops Chief Executive Officer

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               Each person whose signature appears below in so signing also makes, constitutes and appoints Richard F. Pops and James M. Frates, and each of them, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

Signature	Title	Date

Director and
Michael A. Wall	Chairman of the
Board

/s/ Richard F. Pops	Director and Chief	July 21, 2003
Executive Officer
Richard F. Pops	(Principal
Executive Officer)

/s/ Robert A. Breyer	Director	July 21, 2003

Robert A. Breyer

/s/ James M. Frates	Vice President, Chief	July 21, 2003
Financial Officer and
James M. Frates	Treasurer
(Principal Financial Officer
and Principal Accounting
Officer)

Signature	Title	Date

/s/ Floyd E. Bloom	Director	July 21, 2003

Floyd E. Bloom

/s/ John K. Clarke	Director	July 21, 2003

John K. Clarke

/s/ Alexander Rich	Director	July 21, 2003

Alexander Rich

/s/ Paul Schimmel	Director	July 21, 2003

Paul Schimmel

/s/ Gerri Henwood	Director	July 21, 2003

Gerri Henwood

/s/ Paul J. Mitchell	Director	July 21, 2003

Paul J. Mitchell

EXHIBIT INDEX

Number	Exhibit

4.1	Specimen of Common Stock Certificate of Alkermes, Inc. (Incorporated by reference to Exhibit 4 to the Registrant’s Registration Statement on Form S-1 as amended (File No. 33-40250)).

4.2	Specimen of Non-Voting Common Stock Certificate of Alkermes, Inc. (Incorporated by reference to Exhibit 4.4 to the Registrant’s Report on Form 10-K for the fiscal year ended March 31, 1999).

4.3	Specimen of 2002 Preferred Stock Certificate of Alkermes, Inc. (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on December 13, 2002).

4.4	Indenture, dated as of February 18, 2000, between Alkermes, Inc. and State Street Bank and Trust Company, as Trustee (3.75% Subordinated Notes). (Incorporated by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form S-3, as amended (File No. 333-31354)).

4.5	Form of Indenture between Alkermes, Inc. and State Street Bank and Trust Company, as Trustee (6.52% Senior Notes). (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-101464)).

4.6	Rights Agreement, dated February 7, 2003, as amended, between Alkermes, Inc. and EquiServe Trust Co., N.A., as Rights Agent. (Incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A filed on May 2, 2003).

5	Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the legality of the securities to be offered.

23.1	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included as part of Exhibit 5).

23.2	Independent Auditors’ Consent of Deloitte & Touche LLP.

23.3	Consent of Independent Auditors of Ernst & Young LLP.

24	Power of Attorney (included in signature page).

99	Alkermes, Inc. 1999 Stock Option Plan, as amended (Incorporated by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002).